Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jim Huseby
Investor Relations
(813) 637-5000

Syniverse Reports First Quarter 2007 Results

Tampa, Fla. – April 30, 2007 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of mission-critical technology services to wireless telecommunications companies worldwide, today reported results for the first quarter 2007.

•	Total revenues were $84.4 million for the first quarter 2007, an 11.9% increase compared to the first quarter 2006.

•	Net revenues, which excludes off-network database queries or pass-through revenue, was $82.7 million for the first quarter 2007, a 12.7% increase compared to the first quarter 2006.

•	Net income was $7.6 million in the first quarter 2007, compared to $3.6 million in the first quarter 2006.

•

Cash net income, a non-GAAP measure of profitability, was $14.2 million for the first quarter 2007, a 24.3% increase compared to the first quarter 2006. Cash net income reflects the positive cash impact resulting from the significant difference in amortization of goodwill for financial reporting and tax purposes and is determined by adding the cash savings arising from the tax deductible goodwill amortization to adjusted net income.

•	Cash net income per share was $0.21 in the first quarter 2007, a 24.1% increase compared to the first quarter 2006.

•	Adjusted EBITDA, a non-GAAP measure of operating cash flow, was $30.7 million for the first quarter 2007, a 14.3% increase compared to $26.8 million in the first quarter 2006.

“Syniverse continued to make key strategic progress in the first quarter coupled with strong financial performance,” said Tony Holcombe, President and CEO of Syniverse. “We continued to see increases in our data products and the expansion of our services globally. The competitive environment in North America remains intense, but Syniverse is responding through efforts to lower our costs and increase the differentiation of our product offerings.”

Chief Financial Officer Ray Lawless added, “Syniverse grew in the first quarter by a combination of organic and acquired revenues, with gross margins again exceeding 60%. Syniverse generated $8.2 million in free cash from operations in our seasonally slowest quarter, and we expect to exceed $70 million in free cash flow for 2007.”

Syniverse Technologies | 8125 Highwoods Palm Way, Tampa, FL USA 33647-1765 | 1.813.637.5000 | www.syniverse.com

First Quarter 2007 Service Line Revenue

Technology Interoperability Services

Technology Interoperability Services revenues were $37.8 million in the first quarter 2007, a 46.3% increase compared to the first quarter 2006, primarily driven by the inclusion of $6.0 million from ITHL, and increases in clearing, SMS interoperability, and mobile data roaming. Excluding ITHL, organic revenue growth was 23.3% for Technology Interoperability Services in the first quarter 2007 compared to the same period in 2006.

Network Services

Network Services revenues were $30.4 million in the first quarter 2007, a 3.4% decrease compared to the first quarter 2006, primarily driven by wireline migrations and competitive pricing, partially offset by increases in data networking.

Number Portability Services

Number Portability Services revenues were $6.1 million in the first quarter 2007, a 9.3% decrease compared to the first quarter 2006, as the price impact of certain renewals was nearly offset by increased revenues from new services provided to Canadian mobile operators

Call Processing Services

Call Processing Services revenues were $7.2 million in the first quarter 2007, a 0.2% increase compared to the first quarter 2006, as increases in international roaming supported by signaling solutions are offset by a decline in fraud services.

Enterprise Solutions

Enterprise Solutions revenues were $1.2 million in the first quarter 2007.

Off-Network Database Queries (Pass-Through)

Pass-through revenues for the first quarter 2007 were $1.7 million.

First Quarter 2007 Business Highlights

•	Successful implementation of a wireless number portability (WNP) clearinghouse solution for all Canadian mobile operators

•	Successful migrations of three Vodafone operating companies to Syniverse platforms.

•	Consolidation of data center vendors

•	Continued successful integration of ITHL into Syniverse.

Acquisition of BSG’s Wireless Clearing and Financial Settlement Business

On April 2, Syniverse announced it had signed a definitive agreement to acquire the wireless clearing and financial settlement business of Billing Services Group (LSE: BILL), a leading global provider of clearing, settlement, payment and financial risk management solutions for communications service providers, for approximately $290 million in cash (which includes debt to be refinanced at closing).

The transaction is subject to customary closing conditions, including BSG shareholder approval, which was received on April 23, and regulatory approvals.

Syniverse expects the transaction to be accretive to adjusted net income and cash net income in 2007, and anticipates providing updated financial guidance following the closing.

Outlook

The company reiterates its existing outlook for 2007, excluding the impact of the proposed acquisition.

Net Revenues	$325 - $335 million
Adjusted EBITDA	$125 - $130 million
Cash Net Income	$55 - $60 million

Additionally, the company expects to generate operating free cash flow in excess of $70 million.

Non-GAAP Measures

Syniverse’s Cash Net Income is determined by adding the cash benefit of our tax-deductible goodwill to Adjusted Net Income. This benefit is a result of the differing treatments of approximately $362 million of goodwill on our balance sheet created primarily from our acquisitions from Verizon and of IOS North America. While not amortized for GAAP purposes, goodwill amortization is deductible in calculating our taxable income and, hence, reduces cash tax liabilities.

Syniverse’s Adjusted Net Income is determined by adding the following to net income (loss): provision for income taxes, restructuring costs, amortization of intangibles recorded in purchase accounting, loss on extinguishment of debt, headquarters facilities move expenses, transition expenses of integrating the IOS North America business, loss from disposal of assets, SFAS 123R non-cash compensation, data processing contract termination fee, litigation settlement and less non-operating gains to arrive at Adjusted Net Income (loss) before provision for income taxes. This adjusted pre-tax result is then further adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs.

We present Adjusted Net Income and Cash Net Income because we believe that Adjusted Net Income and Cash Net Income provide useful information regarding our operating results in addition to our GAAP measures. We believe that Adjusted Net Income provides our investors with valuable insight into our profitability exclusive of unusual adjustments, and Cash Net Income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. Neither of these non-GAAP measures should be reviewed without consideration of our net income and other GAAP measures.

Syniverse’s Adjusted EBITDA is determined by adding the following to net income (loss): net interest expense, provision for income taxes, depreciation, amortization, restructuring charges, loss on extinguishment of debt, headquarters facilities move expenses, the transition expenses of integrating the IOS North America business, loss from disposal of assets, SFAS 123R non-cash compensation, data processing contract termination fee, litigation settlement and less non-operating gains. A reconciliation of Adjusted EBITDA, Adjusted Net Income and Cash Net Income to net income (loss) is presented in the financial tables contained herein.

Syniverse’s Free Cash Flow is determined by adding the following to Net cash provided by operating activities: (capital expenditures), cash paid (received) in legal settlement and (accrued but not yet paid acquisition earn-out).

We present Adjusted EBITDA and Free Cash Flow because we believe that Adjusted EBITDA and Free Cash Flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and Free Cash Flow as a primary measures to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and Free Cash Flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we also utilize Adjusted EBITDA and Free Cash Flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We believe that Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Cash Net Income are useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing operating performance or cash flows. Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Cash Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, cash flows from operating activities, and other consolidated income or cash flows statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA and Free Cash Flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income and Cash Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Free Cash Flow, Adjusted Net Income and Cash Net Income as supplemental information.

First Quarter 2007 Earnings Call

Syniverse Technologies will host a conference call at 4:30 p.m. ET to discuss these results. To participate on this call, U.S. callers may dial toll-free 1-866-383-8009; international callers may dial direct (+1) 617-597-5342. The passcode for this call is 86268781.

This event will be webcast live over the Internet in listen-only mode at www.syniverse.com/investorevents.

A replay of this call will be available beginning April 30 at 6:30 p.m. through May 14, 2007, at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll-free 1-888-286-8010; international callers may dial direct (+1) 617-801-6888. The replay passcode is 52569843

In addition, this earnings call will be archived on the Syniverse Technologies corporate web site www.syniverse.com under Investors Webcasts and Presentations.

About Syniverse

Syniverse Technologies (NYSE:SVR) makes it possible for over 350 communications companies in more than 50 countries to address market changes and demands as they deliver everything from voice calls to sophisticated data and video services. By ensuring that disparate technologies and standards interoperate, Syniverse allows operators to provide seamless, interactive mobile services to their subscribers wherever and whenever they need them. Celebrating its 20th anniversary in 2007, Syniverse is headquartered in Tampa, Florida, U.S.A., and has offices in major cities around the globe. Syniverse is ISO 9001:2000 certified and TL 9000 approved, adhering to the principles of customer focus and quality improvement practices. More information is available at www.syniverse.com.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook and strategy, and statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: unpredictable quarterly fluctuations in our business; the effects of competition or consumer and merchant use of our service; any adverse changes in our agreements with our listings providers; the impact of international expansion efforts on our business; and changes in our tax status and risks or uncertainties inherent in or related to the integration of the business we proposed to acquire (including unanticipated operating costs and business disruptions following the proposed transaction); our ability to secure financing for the proposed acquisition; the timing or impact of any regulatory or governmental approvals; satisfaction of the various closing conditions set forth in the share purchase agreement for the proposed acquisition. These and other risks and uncertainties associated with our business are described in our filings with the Securities and Exchange Commission.

Syniverse Holdings, Inc

Condensed Consolidated Statements of Operations (unaudited)

(In thousands except per share information)

	Quarter Ended March 31, 2006	Quarter Ended March 31, 2007
Technology Interoperability Services	$25,837	$37,795
Network Services	31,493	30,424
Number Portability Services	6,730	6,106
Call Processing Services	7,191	7,208
Enterprise Solution	2,130	1,191

Revenues excluding Off Network Database Queries	73,381	82,724
Off Network Database Queries	2,036	1,654

Total Revenues	75,417	84,378
Cost of operations	31,206	33,441

Gross Margin	44,211	50,937
Gross Margin %	58.6%	60.4%
Gross Margin % before
Off Network Database Queries	60.2%	61.6%
Sales and marketing	5,493	6,812
General and administrative	17,311	13,987
Depreciation and amortization	9,981	10,279
Restructuring	338	1,782

Operating income	11,088	18,077
Other expense, net
Interest expense, net	(6,108)	(5,624)
Loss on extinguishment of debt	(924)	—
Other, net	119	53

	(6,913)	(5,571)

Income before provision for income taxes	4,175	12,506
Provision for income taxes	625	4,860

Net income	$3,550	$7,646

Net income per share
Basic	$0.05	$0.11
Diluted	$0.05	$0.11
Shares used in calculation
Basic	66,747	67,221
Diluted	67,262	67,353

Selected Balance Sheet Data (unaudited): (in thousands)	As of March 31, 2007
Cash	$37,051

Senior subordinated notes	$175,000
Term note B	136,213

Total debt	$311,213

Common stock and additional paid-in capital	$459,585
Accumulated deficit and other comprehensive income	(39,572)

Total stockholders’ equity	$420,013

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Quarter Ended March 31, 2006	Quarter Ended March 31, 2007
Reconciliation to adjusted EBITDA
Net income	$3,550	$7,646
Interest expense, net	6,108	5,624
Provision for income taxes	625	4,860
Depreciation and amortization	9,981	10,279
Restructuring	338	1,782
SFAS 123R non-cash compensation	—	486
IOS North America transition expenses	1,053	—
Facilities move expense	4,334	—
Loss on extinguishment of debt	924	—
Non-operating gains	(119)	—

Adjusted EBITDA	$26,794	$30,677

	Quarter Ended March 31, 2006	Quarter Ended March 31, 2007
Reconciliation to adjusted net income and cash net income
Net income	$3,550	$7,646
Add provision for income taxes	625	4,860

Income before provision for income taxes	4,175	12,506
Restructuring	338	1,782
SFAS 123R non-cash compensation	—	486
Purchase accounting amortization	4,227	4,703
IOS North America transition expenses	1,053	—
Facilities move expense	4,334	—
Loss on extinguishment of debt	924	—
Non-operating gains	(119)	—

Adjusted income before provision for income taxes	14,932	19,477
Less assumed provision for income taxes at 39%	(5,823)	(7,596)

Adjusted net income	9,109	11,881
Add cash savings of tax deductible goodwill(1)	2,300	2,301

Cash net income	$11,409	$14,182

Adjusted net income per share	$0.14	$0.18
Cash net income per share	$0.17	$0.21
Diluted shares outstanding	67,262	67,353

1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Quarter Ended March 31, 2006	Quarter Ended March 31, 2007
Reconciliation to free cash flow
Cash from operations	$1,351	$21,030
Capital expenditures	(4,775)	(9,589)
Less cash received in legal settlement	—	(2,500)
Less contingent payment for ITHL acquisition	—	(735)

Free Cash Flows	$(3,424)	$8,206

Supplemental information:
Cash interest paid	$10,237	$9,252
Cash income taxes paid	21	—